                                                                  Exhibit 10.177


                    REAL ESTATE MORTGAGE, ASSIGNMENT OF RENTS
                    -----------------------------------------
                     SECURITY AGREEMENT AND FIXTURE FILING
                     -------------------------------------
                     (SECURING VARIABLE RATE MORTGAGE NOTE)


         KNOW ALL MEN BY THESE PRESENTS: That Glimcher Properties Limited Partnership, a Delaware limited partnership, with offices at 20 South Third Street, Columbus, Ohio 43215 ("Mortgagor"), in consideration of the payments to Mortgagor which BANK ONE, NA, a national banking association, having an office and place of business at 100 East Broad Street, Columbus, Ohio 43271-0208 ("Mortgagee"), has made contemporaneously herewith or may hereafter make, does hereby does hereby MORTGAGE AND WARRANT unto Mortgagee, its successors and assigns forever, certain real property situated in the State of Indiana, County of Morgan and in the City of Martinsville and being more fully described on Exhibit "A" attached hereto and made a part hereof ("Land").

         TOGETHER WITH the following, whether now owned or hereafter acquired by
Mortgagor: (a) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Land ("Improvements"); (b) all fixtures now or hereafter attached to or used in or about the Improvements and all renewals of or replacements or substitutions thereof; (c) all water and water rights, timber, crops, and mineral interests pertaining to the Land; (d) all right, title and interest of Mortgagor in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land; (e) all rights, hereditaments and appurtenances pertaining to the foregoing; (f) other interests of every kind and character that Mortgagor now has or at any time hereafter acquires in and to the Land, Improvements, and other property described in items (b) through (e) hereinabove, including rights of ingress and egress and all reversionary rights or interests of Mortgagor with respect to such property; (g) all equipment, fixtures, furnishings, inventory, and articles of personal property ("Personal Property") now or hereafter attached to or used in or about the Improvements or that are owned by Mortgagor and are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements; (h) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or the Improvements;
(i) all plans and specifications for the Improvements; (j) all contracts relating to the Land, the Improvements or the Personal Property; (k) all deposits (including, without limitation, tenants' security deposits), bank accounts, funds, documents, contract rights, accounts, accounts receivable, commitments, construction contracts, architectural agreements, general intangibles (including, without limitation, trademarks, trade names and symbols), tax credits, instruments, Note and chattel paper arising from or by virtue of any transactions related to the Land, the Improvements or the Personal Property or relating directly or indirectly to the ownership, occupancy, use, operation, and maintenance of the Land, Personal Property, and Improvements; (l) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Land, the Improvements or the Personal Property;
(m) all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements, the Personal Property or any portion thereof or interest therein; (n) all proceeds (including, without limitation, premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (o) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof (including, without limitation, change of grade of streets, curb cuts or other rights of access), for any public or quasi public use under any law; (p) all of the leases, rents, royalties, bonuses, income, receipts, issues, profits, revenues or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder;
(q) all consumer goods located in, on or about the Land or the Improvements or used in connection with the use or operation thereof which are owned by Mortgagor; and (r) other interests of every kind and character that Mortgagor now has or at any time hereafter acquires in and to the Land, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Mortgagor with respect to such property. The above described property is collectively referred to herein as the "Mortgaged Property."

         TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its successors and assigns forever, and Mortgagor hereby binds itself and its representatives, successors and assigns to warrant and forever defend the Mortgaged Property unto Mortgagee and its successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, subject to the matters described in Schedule B of Mortgagee's title insurance policy ("Permitted Matters").

         THIS MORTGAGE IS GIVEN TO SECURE: (a) Payment of all unpaid loan indebtedness ("Indebtedness") heretofore and hereafter created and evidenced by a certain promissory note, of even date herewith, made and delivered by Mortgagor to Mortgagee, in the principal amount of Five Million Dollars ($5,000,000.00), payable not later than March 1, 2005, unless extended by its terms to March 1, 2006, and any and all renewals, amendments, modifications, increases, reductions and extensions thereof (hereinafter referred to collectively as the "Note"); and (b) performance of each and every one of the covenants, conditions and agreements contained in this Mortgage, the Note, and any other loan agreement, instrument, affidavit, certificate, guaranty or document heretofore, now or hereafter given in connection with the closing of the loan evidenced by the Note (hereinafter collectively referred to as the "Loan Documents").

         In addition to any other debt or obligation secured hereby, this Mortgage shall also secure unpaid balances of advances heretofore and hereafter made with respect to the Mortgaged Property, for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property.

         Mortgagor, for itself and its successors and assigns, hereby covenants with Mortgagee, its successors and assigns, that:

1. Warranties of Title. Mortgagor holds good and marketable title in fee simple to the Land and Improvements, and the same are free and clear from all conditions, restrictions, easements, liens and encumbrances whatsoever except property taxes not yet due and payable and the Permitted Matters, and Mortgagor will forever warrant and defend the same with the appurtenances above mentioned, unto Mortgagee, its successors and assigns, against the lawful claims of all persons whomsoever, except as noted above. The Mortgaged Property constitutes the entirety of one or more complete tax parcels. Mortgagor has good and marketable title to the Personal Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever. If the interest of Mortgagee in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Mortgagor hereby authorizes Mortgagee, at Mortgagor's expense, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest. Any sums so expended by Mortgagee shall be charged against Mortgagor and collectible in accordance with the terms of Section 14 hereof.

2. Payments. Mortgagor will promptly pay the principal evidenced by the Note and any other indebtedness that may accrue to Mortgagee under the terms of this Mortgage, together with the interest and late charges on all of said indebtedness as the same shall become due and payable. Mortgagee may apply and allocate partial payments as to principal, interest, late charges and other charges as Mortgagee, in its sole discretion, may elect.

3. Taxes and Assessments. Mortgagor will promptly pay before delinquency, all taxes, assessments, charges, fines or impositions, general, local or special (hereinafter collectively referred to as "Impositions"), levied upon the Mortgaged Property, or any part thereof, or upon this Mortgage or the Indebtedness, by any duly or legally constituted public authority, municipality, township, county, state or the United States, and, upon Mortgagee's request, exhibit the evidence of the payment thereof to Mortgagee within fifteen (15) days thereafter; provided that Mortgagor, at Mortgagor's own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Impositions, in which event Mortgagor may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined; provided further, however, that Mortgagor shall not allow any such Impositions so contested to remain unpaid for such length of time as shall permit all or any portion of the Mortgaged Property, or the lien thereon created by such item to be contested, to be sold by federal, state, county or municipal authority for the nonpayment thereof, and that pending any such contest Mortgagor shall furnish to Mortgagee an indemnity bond secured by a deposit in cash or other security acceptable to Mortgagee, in the amount of the tax or assessment being contested by Mortgagor plus a reasonable additional sum to pay all costs, interest and penalties which may be imposed or incurred in connection therewith.

4. Repair. Mortgagor will keep all Improvements now or hereafter erected on the Land in good condition and repair; all Improvements hereafter erected shall have been erected substantially in accordance with the plans and specifications therefor, which shall be subject to Mortgagee's prior approval, and Mortgagor shall comply with the laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged Property the failure to comply with which would have a material adverse effect on the Mortgaged Property both during the construction of any Improvements on the Land and subsequent to the completion thereof.

5. Waste; Liens; Minerals. Mortgagor will neither commit nor permit any waste on the Land, nor use nor permit the use thereof or the Improvements for any illegal purpose, nor cause nor permit the same to become subject to any superior or inferior lien or encumbrance, except as expressly permitted herein. Without the prior written consent of Mortgagee, there shall be no drilling or exploring for, or extraction, removal, or production of minerals from the surface or subsurface of the Land. The term "minerals" as used herein shall include, without limitation, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

6. Alterations. Mortgagor shall not remove, demolish or alter any of the Improvements now existing or hereafter constructed on the Land or any of the Personal Property in or on the Land or Improvements except when incident to the replacement of any of the items of Personal Property with items of like kind and value.

7. Status Quo. Except as otherwise expressly permitted herein, Mortgagor will not sell (by land contract or otherwise), assign, mortgage, lease or otherwise convey the Mortgaged Property, or any part thereof or interest therein, legal or equitable, or subdivide or resubdivide or submit to the condominium form of ownership the same without the written consent of Mortgagee, which consent may be withheld in Mortgagee's sole discretion. Unless Mortgagee otherwise agrees in writing, Mortgagor shall not allow changes in the nature of the occupancy for which the Land and Improvements were intended at the time this Mortgage was executed, and Mortgagor shall not initiate nor acquiesce in any change in the zoning classification of the Land or any part thereof without Mortgagee's prior written consent, which consent may be withheld in Mortgagee's sole discretion.

8. Taxes on Mortgage. If, at any time, any law exists or shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage, or upon any rights, titles, liens, or security interests created hereby, Mortgagor shall immediately pay all such taxes, or, at Mortgagee's election and request, reimburse Mortgagee for payment of same.

9. Security Agreement. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the State of Indiana ("U.C.C.") for any of the property and fixtures described on pages 1 and 2 hereof which may be subject to a security interest pursuant to the U.C.C., and Mortgagor hereby grants to Mortgagee a security interest in said property and fixtures, whether said property is now existing or hereafter acquired, together with replacements, replacement parts, additions, repairs and accessories incorporated therein or affixed thereto and, if sold or otherwise disposed of, the proceeds (including insurance proceeds) thereof. Mortgagor hereby authorizes Mortgagee to prepare and file U.C.C. financing statements covering said property and fixtures from time to time and in such form as Mortgagee may require to perfect or maintain the priority of Mortgagee's security interest with respect to said property and fixtures, and Mortgagor shall bear all costs thereof, including all U.C.C. searches reasonably required by Mortgagee. Mortgagor will not create or suffer to be created any other security interest in said property and fixtures, including replacements thereof and additions thereto. Upon the occurrence of any Event of Default as set forth in Section 18 hereof, Mortgagee shall have the remedies of a secured party under the U.C.C. and, at Mortgagee's option, may also invoke the remedies provided in Section 19 hereof with respect to such property. EXCEPT AS PROVIDED IN SECTION 26(C), THE MAXIMUM AMOUNT OF PRINCIPAL DEBT OR PRINCIPAL OBLIGATION (NOT INCLUDING PROTECTIVE ADVANCES OR INTEREST) WHICH IS SECURED BY THIS MORTGAGE AT THE DATE OF EXECUTION HEREOF OR THEREAFTER IS $5,000,000.00.

10. Insurance and Indemnification. Mortgagor shall provide, maintain and keep in force at all times the following policies of insurance:

         (a) Policies of insurance evidencing bodily injury, death or property damage liability coverages in amounts not less than $2,000,000.00 (combined single limit), and an excess/umbrella liability coverage in an amount not less than $5,000,000.00 shall be in effect with respect to Mortgagor. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations;

         (b) "Special Cause of Loss" insurance on the Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and Personal Property related thereto;

         (c) Worker's compensation insurance (including employer's liability insurance, if available and requested by Mortgagee) for all employees of Mortgagor engaged on or with respect to the Land and the Improvements in such amounts as are satisfactory to Mortgagee, or, if such limits are established by law, in such amounts;

         (d) Business income and/or business interruption insurance and/or loss of "rental value" insurance in an amount not less than the appraised rentals for the Mortgaged Property for a minimum of twelve (12) months;

         (e) If the Land, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loan in the amount of the full insurable value of the Improvements and Personal Property; and

         (f) Such other insurance, including, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, and earthquake insurance, if necessary, and in such amounts, as may from time to time be required by Mortgagee against the same or other hazards.

         Each policy of insurance required by the terms of this Mortgage shall contain an endorsement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deductions against Mortgagor. In addition, each policy shall contain an agreement by the insurer that such policy shall not be cancelled or changed except upon not less than thirty (30) days prior written notice delivered to Mortgagee.

         All such insurance policies and renewals thereof shall be written by companies acceptable to Mortgagee, shall be in a form acceptable to Mortgagee and shall include a standard mortgage clause in favor of and in form acceptable to Mortgagee. Mortgagor shall promptly furnish to Mortgagee a certificate of said insurance on Accord forms 25 and 27, or other forms acceptable to Mortgagee, together with copies of all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of any such policy, Mortgagor shall deliver to Mortgagee a renewal certificate in form satisfactory to Mortgagee.

         If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, other property of Mortgagor or the property of others under control of Mortgagor from any cause insured against or required to be insured against by the provisions of this Mortgage.

         Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section unless Mortgagee has approved the insurance company and the form and content of the insurance policy, including, without limitation, the naming thereon of Mortgagee as a named insured with loss payable to Mortgagee under a standard mortgage clause of the character above described. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee copies of the policies or binders evidencing such insurance.

         Nothing contained in this Section shall prevent Mortgagor from keeping the Mortgaged Property insured or causing the same to be insured against the risks referred to in this Section under a policy or policies of blanket insurance which may cover other property not subject to the lien of this Mortgage; provided, however, that any such policy of blanket insurance (i) shall specify therein the amount of the total insurance allocated to the Mortgaged Property, which amount shall be not less than the amount otherwise required to be carried under this Mortgage; (ii) shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount not less than any specific percentage of the full insurable value of such property in order to prevent the insured named therein from becoming a co-insurer of any loss with the insurer under such policy; and (iii) shall in all other respects comply with the provisions of this Mortgage.

         Notwithstanding anything to the contrary contained in this Section, in the event that the proceeds (the "Proceeds") payable with respect to any casualty shall be less than or equal to $250,000.00, then Mortgagor shall have the right to settle the insurance claim, and the right to retain the Proceeds, so long as Mortgagor shall restore the Mortgaged Property to its condition prior to such casualty, in a good and workmanlike manner, in compliance with any applicable legal requirements and the requirements of any lease, free and clear of liens, and shall remit to Mortgagee promptly upon completion of such restoration any remaining balance of such Proceeds not used in the restoration of the Mortgaged Property for application to the principal of the Indebtedness.

         If all of the following apply: (i) the Proceeds have been deposited with Mortgagee; (ii) in the case of insurance proceeds, the insurance carrier has not denied liability to a named insured; (iii) Mortgagee shall have been furnished with an estimate of the cost of restoration accompanied by an architect's certificate as to such costs and appropriate final plans and specifications for reconstruction of the Improvements, all of which shall be approved by Mortgagee; (iv) the Improvements so restored or rebuilt shall be of at least equal value and substantially the same character as prior to the damage or destruction and appropriate for the purposes for which they were originally erected; (v) Mortgagor shall have furnished Mortgagee with evidence satisfactory to Mortgagee that all Improvements so restored and/or reconstructed and their use fully comply with all zoning and building laws, ordinances and regulations, and with all other applicable federal, state, and municipal laws and requirements; (vi) to the extent that the estimated cost of restoration exceeds the Proceeds available, Mortgagor shall have furnished a satisfactory bond of completion or deposited with Mortgagee such sums as may be necessary to pay such excess costs; (vii) Mortgagee shall have received notice within thirty (30) days after the fire or other hazard or of the condemnation proceedings specifying the date of such fire or other hazard or the date the notice of condemnation proceedings was received and the request to Mortgagee to make said Proceeds available to Mortgagor; (viii) the aggregate monthly net income under all Leases, together with the proceeds of any business interruption insurance with respect thereto, shall be sufficient to pay during the period of reconstruction the monthly installments required to be paid upon the Indebtedness as well as all impound payments which may be required for taxes and insurance, and following reconstruction shall be sufficient to pay the aforesaid sums as well as all other operating costs and charges of the Mortgaged Property; (ix) Mortgagor shall not then be in default under the Loan Documents, and (x) Mortgagee determines in its sole and absolute discretion that such restoration can be completed at least three (3) months prior to the maturity date of the Note; then the Proceeds, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of loss and Mortgagee's administrative expenses relating to such loss and the disbursement of the Proceeds shall be applied by Mortgagee to the payment of all the costs of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collective referred to as the "Restoration"), and shall be paid out from time to time as such Restoration progresses upon the written request of Mortgagor if the work for which payment is requested has been done in a good and workmanlike manner and substantially in accordance with the plans and specifications therefor. Each request shall be accompanied by the following:

         (a) A certificate signed by Mortgagor, dated not more than thirty (30) days prior to such request, setting forth the following:

                  (i) That the sum then requested either has been paid, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified or have paid for the same, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof (together with supporting statements and invoices for the same), that no part of such expenditures has been or is being made the basis of any previous or then pending request for the withdrawal of Proceeds or has been made out of any of the Proceeds received by Mortgagor, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                  (ii) That, except for the amount, if any, stated pursuant to the foregoing subclause (a)(i) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such Restoration.

                  (iii) That the costs, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, do not exceed the Proceeds, plus any amount or security approved by Mortgagee and deposited by Mortgagor to defray such costs and remaining in the hands of Mortgagee after payment of the sum requested in such certificate.

         (b) A title insurance report or other evidence satisfactory to Mortgagee to the effect that there has not been filed with respect to the Mortgaged Property, or any part thereof, any vendor's, contractor's, laborer's, materialmen's, or other lien which has not been discharged of record or bonded.

         (c) A certificate signed by the architect and/or engineer in charge of the Restoration, who shall be selected by Mortgagor and approved in writing by Mortgagee, certifying to the facts set forth in subclause (i) above, and that the Restoration is proceeding in accordance with the plans and specifications approved by Mortgagee and in accordance with all zoning, subdivision and other governmental laws, ordinances, rules and regulations. Upon compliance with the foregoing provisions, Mortgagee shall, out of Proceeds (and the amount of security approved by Mortgagee, if any, deposited by Mortgagor to defray the costs of the Restoration), pay or cause to be paid to Mortgagor or the persons named (pursuant to subclause (a)(i) above) in such certificate the respective amounts stated therein to have been paid by Mortgagor or to be due to them, as the case may be.

         If the Proceeds at the time held by Mortgagee, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss and Mortgagee's administrative expenses relating to such loss and the disbursement of the Proceeds, shall be, in Mortgagee's sole and absolute judgment, insufficient to pay the entire cost of the Restoration, Mortgagor shall deposit with Mortgagee any such deficiency prior to disbursement of any additional portion of the Proceeds.

         No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said Proceeds remaining in the hands of Mortgagee shall be at least sufficient to pay for the cost of completion of the Restoration free and clear of liens.

         Final payment shall be made upon delivery of an architect's certificate and a certification by one of Mortgagee's appraisers as to completion in accordance with the final plans and specifications and compliance with all zoning, building, subdivision and other governmental laws, ordinances, rules, and regulations, and either the presentation of effective lien waivers from all contractors, subcontractors and materialmen, or the expiration of the period provided under applicable law for the filing of mechanic's and materialmen's' liens. Mortgagee may at its option require an endorsement to Mortgagee's policy of title insurance insuring the continued priority of the lien of this Mortgage as to all sums advanced hereunder, such endorsement to be in form and substance satisfactory to Mortgagee and paid for by Mortgagor.

         Upon completion of the Restoration in a good and workmanlike manner in accordance herewith, and provided that Mortgagee has received satisfactory evidence that the Restoration has been paid for in full and the Mortgaged Property is free and clear of all liens, any balance of the Proceeds at the time held by Mortgagee (after reimbursement to Mortgagee of all costs and expenses of Mortgagee, including administrative expenses, in connection with recover of the same and disbursement of such Proceeds for the Restoration), if any, shall be applied as follows: (i) to the extent that such balance of the Proceeds is equal to or less than the amount, if any, by which the value of the Mortgaged Property prior to such damage or destruction exceeds the value of the Mortgaged Property after such Restoration (for these purposes, the value of the Mortgaged Property shall be determined by Mortgagee in its discretion), then the portion of the balance of the Proceeds equal to such excess amount shall be applied to the payment or prepayment (without any prepayment premium) of the principal balance of the Indebtedness in such order as Mortgagee may determine, and any amounts so applied shall reduce the Indebtedness pro tanto; and (ii) to the extent that the balance of the Proceeds exceeds such excess amount, such portion of the balance of the Proceeds shall be paid to Mortgagor.

         Mortgagee shall cause Proceeds held by it pursuant to this Section to be maintained in one or more interest-bearing accounts in accordance with Mortgagee's customary practices for the payment of interest on account balances, including, without limitation, minimum balance requirements.

         If the insurance proceeds are applied to the payment of the sums secured by this Mortgage, any such application of proceeds shall not extend or postpone the due dates of the monthly installments referred to in the Note or change the amounts of such installments. If Mortgagee acquires title to the Mortgaged Property through remedial action or transfer in lieu thereof, Mortgagee shall have all of the right, title and interest of Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such acquisition.

         If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, other property of Mortgagor or the property of others under control of Mortgagor from any cause insured against or required to be insured against by the provisions of this Mortgage.

11. Escrow. Mortgagor, in order more fully to protect the security of this Mortgage, does hereby covenant and agree that, after the occurrence of an Event of Default that has not been waived in writing by Mortgagee, together with and in addition to the payment of taxes, assessments and insurance premiums above provided, it will, upon written request of Mortgagee pay to Mortgagee on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12) of the known or estimated yearly taxes, assessments and premiums for such insurance as may be required by the terms hereof. Mortgagee shall hold such monthly payments which may be mingled with its general funds, without obligation to pay interest thereon, unless otherwise required by applicable law, to pay such taxes, assessments and insurance premiums when due. Mortgagor agrees that sufficient funds will be so accumulated for the payment of said charges one month prior to the due date thereof and that it will furnish Mortgagee with proper statements covering the same fifteen (15) days prior to the due dates thereof. In the event of foreclosure of this Mortgage, or if Mortgagee should take a deed in lieu of foreclosure, the amount so accumulated will be credited on account of the unpaid principal or interest. If the total of the monthly payments as made under this Section shall exceed the payments actually made by Mortgagee, such excess shall be credited on subsequent monthly payments of the same nature, but if the total of such monthly payments so made under this Section shall be insufficient to pay such taxes, assessments and insurance premiums then due, then said Mortgagor shall pay upon demand the amount necessary to make up the deficiency, which payments shall be secured by this Mortgage. To the extent that all the provisions of this Section for such payments of taxes, assessments and insurance premiums to Mortgagee are complied with, said Mortgagor shall be relieved of compliance with the covenants contained in Sections 3 and 10 herein as to the amounts paid only, but nothing contained in this Section shall be construed as in any way limiting the rights of Mortgagee at its option to pay any and all of said items when due.

12. Further Assurances. Mortgagor shall furnish to Mortgagee evidence of the title of Mortgagor to the Mortgaged Property at the execution and delivery hereof and from time to time hereafter as may be deemed necessary by and satisfactory to Mortgagee, and Mortgagor shall promptly pay the cost of said title evidence when due and payable.

         Mortgagor, upon the request of Mortgagee, will execute, acknowledge, deliver, file and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Documents and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements or appurtenances to the Mortgaged Property.

13. Condemnation. If all or any part of the Land or Improvements are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, or, with Mortgagee's consent, by any conveyance in lieu thereof, the amount of any award or other payment for such taking, or conveyance or damages made in consideration thereof, to the extent of the full amount of the then remaining unpaid Indebtedness, is hereby assigned to Mortgagee who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor, and the same shall be paid forthwith to Mortgagee. The proceeds shall be settled, deposited and held consistent with the terms and conditions of Section 10. If Mortgagor receives notice, written or unwritten, of any actual, intended or threatened condemnation or eminent domain proceeding, Mortgagor shall forthwith furnish a copy of such notice to Mortgagee if such notice was written, or inform Mortgagee in writing if such notice was unwritten.

14. Advances Secured by Mortgage. Upon an Event of Default which shall include Mortgagor's failure to comply with any of these covenants and agreements as to the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or Mortgagee's lien thereon, and other charges and the costs of procurement of title evidence and insurance as aforesaid, Mortgagee may, at its option, pay the same, and any sums so paid by Mortgagee, together with the reasonable fees of counsel employed by Mortgagee in consultation and in connection therewith (collectively "Protective Advances"), shall be charged against Mortgagor, shall be immediately due and payable by Mortgagor, shall bear interest at the Default Rate of Interest, as defined in the Note, and shall be a lien upon the Mortgaged Property, and be secured by this Mortgage, and may be collected in the same manner as the principal debt hereby secured.

15. Subrogation. Mortgagee shall be subrogated for its further security to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the loan secured by this Mortgage; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Mortgagee is subrogated hereunder.

16. Assignment of Rents and Leases.

(a) Mortgagor hereby absolutely and unconditionally assigns, transfers and sets over unto Mortgagee and Mortgagee's successors and assigns, all present and future leases covering all or any part of the Mortgaged Property ("Leases"), together with any extensions or renewals thereof and any guarantees of any tenants' obligations thereunder, and all of the rents, royalties, bonuses, income, receipts, revenues, issues and profits now due or which may hereafter become due under the Leases or any extensions or renewals thereof, as well as all moneys due and to become due to Mortgagor under the Leases for services, materials or installations supplied whether or not the same were supplied under the terms of the Leases, all liquidated damages following default under the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property (such rents, income, receipts, revenues, issues, profits and other moneys assigned hereby are hereinafter collectively called "Rents"), together with any and all rights and remedies which Mortgagor may have against any tenant under any of the Leases or others in possession of the Mortgaged Property or any part thereof for the collection or recovery of Rents so assigned. Mortgagor is hereby expressly permitted to enter into Leases of the Mortgaged Property subject to the terms and conditions contained herein. Prior to an Event of Default (as hereinafter defined) Mortgagor shall have a license to collect and receive all Rents as trustee for the benefit of Mortgagee and Mortgagor.

(b) Mortgagor hereby represents, warrants and agrees that:

(i) Mortgagor has good title to the Leases and Rents hereby assigned and has the right, power and capacity to make this assignment and no person or entity other than Mortgagor has or will have any right, title or interest in or to the Leases or Rents.

(ii) Mortgagor will, at Mortgagor's sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases and give prompt notice to Mortgagee of any failure to do so. Mortgagor will use commercially reasonable efforts to enforce or secure the performance of all material obligations and undertakings of the tenants under the Leases and will appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants thereunder.

(iii) Without Mortgagee's prior consent, Mortgagor will not (1) pledge, transfer, mortgage or otherwise encumber or assign the Leases or the Rents; (2) waive, excuse, condone or in any manner release or discharge any tenant under any of the Leases exceeding 5,000 square feet; (3) disaffirm, cancel, terminate or consent to any surrender of any of the Leases exceeding 5,000 square feet;
(4) modify, extend or in any way alter the terms of any of the Leases exceeding 5,000 square feet so as to reduce or diminish or postpone the payments of Rents;
(5) permit any assignment of any of the Leases; or (6) collect Rents more than thirty (30) days prior to accrual.

(iv) Mortgagor will give immediate notice to Mortgagee of any notice Mortgagor receives from any tenant under the Leases, specifying any claimed material default by any party under the Leases exceeding 5,000 square feet.

(v) Mortgagor hereby assigns any settlement payment for damages for termination of any of the Leases with Anchor Tenants (as said term is defined in the Loan Agreement) under the Federal Bankruptcy Code, or under any other federal, state, or local statute, to Mortgagee, to be applied to the Indebtedness as Mortgagee may elect, and agrees to endorse any check for such payment to the order of Mortgagee.

(vi) All existing Leases are valid, unmodified and in full force and effect and Mortgagor has not performed any act or executed any instrument which might prevent Mortgagee from operating under any of the terms and provisions thereof or which would limit Mortgagee in such operation.

(vii) Each of the Leases exceeding 5,000 square feet will be in form and content satisfactory to Mortgagee. Mortgagor shall not enter any Leases at below market rents without Mortgagee's consent. Mortgagor will deliver to Mortgagee certified and correct copies of each of the Leases once fully executed. Upon request of Mortgagee, Mortgagor shall deliver to Mortgagee a subordination and attornment agreement from each Anchor Tenant and such estoppel certificates from the tenants under the Leases as Mortgagee shall reasonably request.

(c) Mortgagee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Mortgagor under any of the Leases; and Mortgagor hereby agrees to indemnify Mortgagee for, and to save Mortgagee harmless from, any and all liability, damage or expense arising from any of the Leases or from this assignment, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Mortgagee. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Mortgagee shall bear interest at the Default Rate of Interest, as defined in the Note, and shall be payable by Mortgagor immediately without demand and shall be secured hereby. This assignment shall not place responsibility for the control, care, management, or repair of the Premises upon Mortgagee, or make Mortgagee responsible or liable for any negligence in the management, operation, upkeep, repair or control of same resulting in loss or damage or injury or death to any party.

(d) Upon the occurrence of an Event of Default as hereinafter defined:

(i) All Rents assigned hereunder shall be paid directly to Mortgagee, and Mortgagee may notify the tenants under the Leases (or any other parties in possession of the Mortgaged Property) to pay all of the Rents directly to Mortgagee at the address specified in Section 25 hereof, for which this assignment shall be sufficient warrant;

(ii) Mortgagee shall have the right to forthwith enter and take possession of the Mortgaged Property and to manage, operate, lease and develop the same; to collect as hereunder provided all or any Rents payable under the Leases; to make repairs as Mortgagee deems appropriate; and to perform such other acts in connection with the management, operation, development, leasing and construction of the Mortgaged Property as Mortgagee, in its sole discretion, may deem proper; and

(iii) Mortgagee shall have the right to forthwith enter into and upon the Mortgaged Property and take possession thereof, and to appoint an agent, or in the event of the institution of foreclosure proceedings to have a receiver appointed for the collection of the Rents.

In the event that Mortgagee shall pursue its remedies under subsection (ii) or
(iii) above, the net income, after allowing a reasonable fee for the collection thereof and the management of the Mortgaged Property, may be applied toward the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or Mortgagee's lien thereon, and other charges against the Mortgaged Property and the costs of procurement of such insurance and of evidence of title to the Mortgaged Property, or any of them, or in the reduction of the Indebtedness and the payment of interest as Mortgagee may elect. If the Rents are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Mortgagee for such purposes shall become indebtedness of Mortgagor to Mortgagee secured by this Mortgage. Unless Mortgagee and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon demand from Mortgagee to Mortgagor and shall bear interest from the date of disbursement at the Default Rate of Interest stated in the Note.

         The exercise or failure to exercise any of the above remedies shall not in any way preclude or abridge the right of Mortgagee to foreclose this Mortgage or to take any other legal or equitable action thereon. Mortgagee shall have such rights or privileges as aforesaid regardless of the value of the Mortgaged Property given as security hereunder, and regardless of the solvency or insolvency of any party bound for the payment of the Indebtedness or the other sums hereby secured.

(e) Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants. Any such payment to Mortgagee shall constitute payment to Mortgagor under the Leases.

17. No Waiver. The failure of Mortgagee to exercise any option to declare maturity of the principal debt or any other sums hereby secured under any provision of any of the Loan Documents, or to forbear from exercising any right or remedy available to Mortgagee under any provision of any of the Loan Documents, shall not be taken or deemed a waiver of the right to exercise such option, right or remedy, or declare such maturity as to such past, continuing or subsequent violation of any of the covenants and agreements of any of the Loan Documents. Acceptance by Mortgagee of partial payments shall not constitute a waiver of any Event of Default, as hereinafter defined. From time to time, Mortgagee may, at Mortgagee's option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor's successors or assigns, any junior lienholder or any guarantor of any portion of the Indebtedness, without liability on Mortgagee's part and notwithstanding Mortgagor's breach of any covenant or agreement of Mortgagor in this Mortgage, extend the time for payment of the Indebtedness, or any part thereof, reduce the payments thereon, release anyone liable on any of said Indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of said Indebtedness, release from the lien of this Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plan of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement, agree in writing with Mortgagor to modify the rate of interest or period of amortization of the Note, or change the amount of the monthly installments payable thereunder. Any actions taken by Mortgagee pursuant to the terms of this Section shall not affect the obligation of Mortgagor or Mortgagor's successors or assigns to pay the sums secured by this Mortgage and to observe the covenants of Mortgagor contained herein, and shall not affect the lien or priority of lien of this Mortgage on the Mortgaged Property. Mortgagor shall pay Mortgagee a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Mortgagee's option for any such action if taken at Mortgagor's request.

18. Default. The term "Event of Default" shall have the meaning as defined in
Section 5.1 of the Note.

19. Remedies. In case of an Event of Default, Mortgagee may, at any time thereafter, at its option and without notice, exercise any or all of the following remedies:

(a) Acceleration. Declare the entire Indebtedness due and payable, and it shall thereupon be immediately due and payable;

(b) Foreclosure. Foreclose this Mortgage by instituting a foreclosure suit in any court having jurisdiction. Mortgagor hereby waives all right to appraisal, which appraisal may be obtained at the option of Mortgagee;

(c) Offset Rights. Apply in satisfaction of the Indebtedness or any amount at any time to become due or payable in connection with the ownership, occupancy, use, restoration or repair of the Mortgaged Property, any deposits or other sums credited by or due from Mortgagee to Mortgagor;

(d) Cure of Default. Without releasing Mortgagor from any obligation hereunder or under the Loan Documents, cure any Event of Default. In connection therewith, Mortgagee may enter upon the Mortgaged Property and do such acts and things as Mortgagee deems necessary or desirable to protect the Mortgaged Property, including, without limitation: (i) paying, purchasing, contesting or compromising any encumbrance, charge, lien, claim or property taxes, (ii) paying any insurance premiums, and (iii) employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee in the foregoing. Should Mortgagee make any such payments, the amount thereof shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, and said amount shall bear interest at the Default Rate of Interest specified in the Note until repaid;

(e) Possession of Mortgaged Property. Take physical possession of the Mortgaged Property and of all books, records, documents and accounts relating thereto and exercise, without interference from Mortgagor, any and all rights which Mortgagor has with respect to the Mortgaged Property, including, without limitation, the right at Mortgagor's expense to rent and lease the same, to hire a professional property manager for the Mortgaged Property, and to apply any rents, royalties, income or profits collected to the reduction of the Indebtedness without in any way curing or waiving any default. If necessary to obtain possession as provided for above,

Mortgagee may, without exposure to liability from Mortgagor or other persons, invoke any and all legal remedies to dispossess Mortgagor, including, without limitation, one or more actions for forcible entry and detainer, trespass and restitution. In connection with any action taken by Mortgagee pursuant to this subparagraph (e), Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property or from any other act or omission of Mortgagee in managing the Mortgaged Property unless caused by the willful misconduct or gross negligence of Mortgagee, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any Lease or by reason of any Loan Document. Mortgagor hereby agrees to indemnify, hold harmless and defend Mortgagee from and against any liability, loss or damage incurred by Mortgagee under any lease or under the Loan Documents as a result of Mortgagee's exercise of rights or remedies under any of the Loan Documents. Should Mortgagee incur any such liability, the amount thereof shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, and said amount shall bear interest at the Default Rate of Interest specified in the Note until repaid. Mortgagee shall have full power to make from time to time all alterations, renovations, repairs and replacements to the Mortgaged Property as may seem proper to Mortgagee.

(f) Remedies under State Law. Mortgagee shall have the right to exercise all rights under laws of the Indiana, whether or not herein specified, for the protection of Mortgagee's interest in the Mortgaged Property.

(g) Receiver. Secure the appointment of a receiver or receivers, as a matter of right for the Mortgaged Property whether such receivership be incident to a proposed sale of such Mortgaged Property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of Mortgagor. Mortgagor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Mortgagee.

(h) Uniform Commercial Code Remedies. Exercise any and all rights of a secured party with respect to any portion of the Mortgaged Property governed under the UCC and in conjunction with, in addition to or in substitution for those rights and remedies:

(i) take possession of, assemble and collect such Mortgaged Property or render it unusable by Mortgagor; and

(ii) require Mortgagor to assemble such Mortgaged Property and make it available at any place Mortgagee may designate so as to allow Mortgagee to take possession or dispose of such Mortgaged Property.

         Written notice mailed to Mortgagor, as provided herein, fifteen (15) days prior to the date of public sale of such Mortgaged Property or prior to the date after which private sale of such Mortgaged Property will be made, shall be deemed to have been a public sale conducted in a commercially reasonable manner, if held contemporaneously with a sale of Mortgaged Property as provided in this Mortgage. Public sale of such Mortgaged Property by auction conducted in any county in which such Mortgaged Property was reposed or in which the Land is located, after advertisement of the time and place of the sale in a newspaper circulated in the county, city or village in which the sale is to be held, shall be considered to be a commercially reasonable disposition of such Mortgaged Property. In the event of a foreclosure sale, whether made by Mortgagee under the terms hereof, or under judgment of a court, such Mortgaged Property and the other parts of the Mortgaged Property may, at the option of Mortgagee, be sold in parts or as a whole. It shall not be necessary that Mortgagee take possession of such Mortgaged Property prior to the time that any sale pursuant to the provisions of this subparagraph is conducted and it shall not be necessary that such Mortgaged Property be present at the location of such sale;

         A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS MORTGAGE OR ANY FINANCING STATEMENT RELATING TO THIS INDENTURE SHALL BE SUFFICIENT AS A FINANCING STATEMENT. THIS MORTGAGE IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE PROPERTY AND IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS OF THE LOCATION IN THE STATE WHERE THE PROPERTY IS SITUATED. THE MAILING ADDRESS OF MORTGAGEE, WHO IS THE SECURED PARTY, AND THE ADDRESS OF MORTGAGOR, WHO IS THE DEBTOR, FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED ARE SET FORTH IN THE FIRST PARAGRAPH OF THIS MORTGAGE;

(i) Sale. Sell the Mortgaged Property under applicable laws and requirements of the State of Indiana;

(j) Judicial Actions. Commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Mortgage pursuant to the laws of Indiana or to obtain specific enforcement of the covenants of Mortgagor hereunder. Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy;

(k) Subrogation. Have and exercise all rights and remedies of any person, entity or body politic to whom Mortgagee renders payment or performance in connection with the exercise of its rights and remedies under the Loan Documents, including, without limitation, any rights or remedies under any mechanics' or vendors' lien or liens, superior titles, mortgages, deeds of trust, liens, encumbrances, rights, equities and charges of all kinds heretofore or hereafter existing on the Mortgaged Property to the extent that the same are paid or discharged from the proceeds of the Note whether or not released of record;

(l) Right to Purchase. At any sale or sales of the Mortgaged Property pursuant to this Section, Mortgagee shall have the right to purchase the Mortgaged Property being sold, and in such cases the right to credit against the amount of the bid made therefor (to the extent necessary to satisfy such bid), the amount of the Indebtedness then due; and

(m) Other. Take such other actions or commence such other proceedings as Mortgagee deems necessary or advisable to protect its interest in the Mortgaged Property and its ability to collect the Indebtedness as are available under the laws of Indiana.

         Any sums advanced by Mortgagee under this Section 19 shall bear interest at the Default Rate of Interest specified in the Note, shall be payable by Mortgagor on demand and, together with such interest, shall constitute a part of the Indebtedness.

         All sums realized by Mortgagee under this Section 19, less all costs and expenses incurred by Mortgagee under this Section 19, including, without limitation, attorneys' fees and disbursements, property management fees, costs of alterations, renovations, repairs and replacements made or authorized by Mortgagee and all expenses incident to Mortgagee taking possession of the Mortgaged Property, and such sums as Mortgagee deems appropriate as a reserve to meet future expenses of the Mortgaged Property to be incurred within six (6) months of foreclosure, shall be applied to the Indebtedness in such order as Mortgagee shall determine. Thereafter, any balance shall be paid to the person or persons legally entitled thereto.

20. Holding Over. Should Mortgagor, after an Event of Default, continue in possession of the Mortgaged Property, either lawfully or unlawfully, Mortgagor shall be a tenant from day to day, terminable at the will of either Mortgagor or Mortgagee, at a reasonable rental per diem, based upon the value of the Mortgaged Property occupied computed by Mortgagee in its sole unfettered discretion, such rental to be due and payable daily to Mortgagee.

21. Inspection. Any person authorized by Mortgagee shall have the right to enter upon and inspect the Mortgaged Property at all reasonable times. Mortgagee shall, however, have no duty to make such inspections. Any inspection of the Mortgaged Property by Mortgagee shall be entirely for its benefit, and Mortgagor shall in no way rely or claim reliance thereon.

22. Parcels; Waiver of Marshalling. In the event of foreclosure of the lien of this Mortgage, the Mortgaged Property may be sold in one or more parcels or as an entirety as Mortgagee may elect.

         Notwithstanding the existence of any other security interests in the Mortgaged Property held by Mortgagee or by any other party, Mortgagee shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. Mortgagee shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Mortgagor, any party who becomes liable for Mortgagor's obligations and covenants under this Mortgage, and any party who now or hereafter acquires a security interest in the Mortgaged Property, or any portion thereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

23. Costs of Collection. Mortgagor hereby agrees to pay to Mortgagee all costs of foreclosing this Mortgage, and all costs of collecting and securing, and of attempting to collect and to secure, the Note, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise; and said costs and any other sums due Mortgagee by virtue of this Mortgage or the Note may be included in any judgment or decree rendered.

24. Financial Statements; Rent Roll. Mortgagor shall maintain full and correct books and records open to Mortgagee's inspection showing in detail the income, expenses and earnings of Mortgagor and of the Mortgaged Property, and shall provide Mortgagee the following financial information.

(a) Within ninety (90) days from the end of each fiscal year of Mortgagor, or as requested from time to time by Mortgagee, an annual financial statement consisting of a balance sheet, together with a complete itemized statement of annual income and operating expenses of Mortgagor and of the Mortgaged Property, certified by the chief financial officer of Mortgagor and on forms prescribed by, or satisfactory to, Mortgagee. Mortgagee reserves the right to require the annual financial statements to be both duly audited and certified by an independent certified public accountant satisfactory to Mortgagee; and

(b) Within thirty (30) days after the end of each calendar quarter, Mortgagor shall provide to Mortgagee a certificate certified by the chief financial officer of Mortgagor calculating for that preceding quarter DSCR, as defined in the Loan Documents;

(c) Within forty-five (45) days from the end of each quarter, monthly operating statements for the Mortgaged Property, certified by the chief financial officer of Mortgagor and on forms prescribed by, or satisfactory to, Mortgagee, together with a rent roll of the Mortgaged Property, certified by the chief financial officer of Mortgagor. The rent roll shall contain the name of each tenant, square footage of leased premises, annual rent, lease commencement date and lease expiration date.

         Mortgagor consents to Mortgagee's disclosure of financial statements, information or other material submitted to Mortgagee to other financial institutions in connection with the sale of participating interests in the loan secured hereby and to bank regulators and auditors in connection with review of the loan secured hereby. Except as set forth hereinabove or pursuant to court order or federal regulation and except to the extent necessary to enforce the Loan Documents, Mortgagee agrees to maintain the confidentiality of such financial statements. To the extent Mortgagee shares such financial information with other financial institutions in connection with the sale of participating interests in the loan secured hereby, Mortgagee shall require such other financial institutions to enter into a confidentiality agreement similar to the one stated herein.

25. Notice. Except as otherwise expressly provided in any of the Loan Documents, any notice required or permitted to be given hereunder shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering such in person to the intended addressee or by prepaid telegram. Notice so mailed shall be effective upon its deposit. Notice given in any other manner shall be effective only if and when received by addressee. For purposes of notice, the addresses of Mortgagor and Mortgagee shall be as set forth below; provided however that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove:

If to Mortgagor:                    Glimcher Properties Limited Partnership
                                    20 South Third Street
                                    Columbus, OH 43215
                                    Attn:  General Counsel

If to Mortgagee:                    Bank One, NA
                                    100 East Broad Street
                                    Columbus, Ohio  43271-0208
                                    Attn:  David A. DeVictor,
                                         Vice President

26.      Special Indiana Provisions.

         (a) Inconsistencies. In the event of any inconsistencies between this
         Section 26 and the other Sections contained in this Mortgage, the terms and conditions of this Section 26 shall control and be binding.

         (b) Indiana Responsible Property Tax Law. Mortgagor represents and warrants that (a) either (1) none of the Mortgaged Property is within the definition of the term "property" as defined in Ind. Code ss.13-11-2-174 and no person is required as a result of the execution and delivery of this Mortgage to furnish to any other person the disclosure documents described in and provided for in the Indiana Responsible Property Transfer Law (Ind. Code ss.13-25-3 et seq.) or (2) all required disclosure documents have been timely delivered to all persons specified in the Indiana Responsible Property Transfer Law.

         (c) Future Advances. Notwithstanding anything contained in this Mortgage or the other Loan Documents to the contrary, this Mortgage shall secure: (i) two hundred percent (200%) of the face amount of the Note, exclusive of any items described in (ii) below, including any additional advances made from time to time after the date hereof pursuant to the Note and other Loan Documents whether made as part of the Indebtedness secured hereby, made at the option of Mortgagee, made after a reduction to a zero (0) or other balance, or made otherwise,
         (ii) all other amounts payable by Mortgagor, or advanced by Mortgagee for the account, or on behalf, of Mortgagor or the Mortgaged Property, pursuant to the Loan Documents, including amounts advanced with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums and other costs and impositions incurred for the protection of the Mortgaged Property to the same extent as if the future obligations, and advances were made on the date of execution of this Mortgage; and (iii) future modifications, extensions, and renewals of any Indebtedness secured by this Mortgage. Pursuant to IND. CODE 32-29-1-10, the lien of the Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after this Mortgage is executed.

         (d) Maturity Date. The maturity date of the Note is March 1, 2005, unless extended by its terms to March 1, 2006.

         (e) No Limitation on Remedies. Each of the remedies set forth herein, including, without limitation, the remedies involving the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, shall be exercisable if, and to the extent, permitted by the laws of the State of Indiana in force at the time of the exercise of such remedies without regard to the enforceability of such remedies at the time of the execution and delivery of this Mortgage.

         (f) Valuation and Appraisement. All payments due under the Loan Documents shall be made without relief from valuation and appraisement laws.

        (g) No Deficiency Waiver. Nothing herein is intended to constitute a waiver of Mortgagor's or Mortgagee's rights under Indiana Code Section 32-29-7-5, it being agreed that the parties may mutually consent to such waiver as discussed therein in a separate written instrument.

27. Changes in Rate of Interest. The Note contains provisions allowing for changes in the interest rate and the monthly payment. This Mortgage shall continue to secure the Indebtedness, with the same priority of lien, notwithstanding any change in the rate of interest on the Note. None of the Indebtedness can be modified, altered, amended or waived orally.

28. NOTICE TO JUNIOR LIEN CLAIMANTS. ALL ACTUAL AND POTENTIAL JUNIOR LIEN CLAIMANTS ARE HEREBY PLACED ON NOTICE THAT THE INDEBTEDNESS SECURED BY THIS MORTGAGE IS SUBJECT TO CHANGE(S) AS SET FORTH IN SECTION 27. BY TAKING OR ACCEPTING ITS INTEREST IN THE MORTGAGED PROPERTY SUBJECT TO THIS MORTGAGE, EVERY JUNIOR LIEN CLAIMANT UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE PRIORITY AND VALIDITY OF THE LIEN OF THIS MORTGAGE SHALL NOT BE IMPAIRED OR LIMITED IN ANY WAY BY ANY CHANGE. NOTWITHSTANDING THE MAGNITUDE OR NATURE OF ANY OF THE FOREGOING, THE SAME SHALL UNDER NO CIRCUMSTANCES BY DEEMED TO CONSTITUTE A "NOVATION" WITH RESPECT TO ANY OBLIGATION SECURED BY THIS MORTGAGE, OR OTHERWISE IMPAIR OR REDUCE THE PRIORITY OF THE LIEN OF THIS MORTGAGE.

29. Miscellaneous. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. If any provision of this Mortgage is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable, or hereafter rendered void, voidable or otherwise unenforceable, the remainder of this Mortgage shall not be affected thereby but shall be construed as if it does not contain such provision. Each right and remedy provided in this Mortgage is distinct and cumulative to all other rights or remedies under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever. This Mortgage shall be governed by and construed in accordance with, the internal laws of the State of Ohio applicable to contracts made and performed in such state and any applicable laws of the United States of America, except that with respect to the validity, priority and enforceability of the lien of this Mortgage and the provisions hereof which relate to realizing upon the Mortgaged Property, the applicable provisions of this Mortgage shall be governed by, and interpreted in accordance with, the laws of the State of Indiana (except for the right of recourse against Borrower to the extent provided herein which shall be governed by Ohio law), it being understood that, to the fullest extent permitted by the law of such state, the law of the State of Ohio shall govern the validity and enforceability of the obligations arising under this Mortgage, the Note, the Loan Documents, and the Indebtedness.

         PROVIDED, HOWEVER, that these presents are upon the condition that if Mortgagor shall well and truly pay to Mortgagee, its successors and assigns, the indebtedness secured hereby (including, without limitation, all advances heretofore and hereafter made pursuant to the Note, this Mortgage or the Loan Documents), and shall fully keep and perform all of the conditions and agreements to be by Mortgagor kept, done and performed, then this Mortgage shall be void; otherwise it shall remain in full force and effect in law and equity forever.

         IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed by its duly authorized member as of the 21st day of February, 2003.

                                  MORTGAGOR:

                                  GLIMCHER PROPERTIES LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

                                  By:  Glimcher Properties Corporation,
                                       its General Partner

                                         By:  /s/ George A. Schmidt
                                              ------------------------
                                              George A. Schmidt, Executive
                                              Vice President

STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 21st day of February, 2003, by George A. Schmidt, the Executive Vice President of Glimcher Properties Corporation, the General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, on behalf of the corporation and limited partnership.

                                 /s/ Barbara B. Howison
                                 ----------------------
                                 Notary Public
                                 Printed Name: Barbara B. Howison
                                               ------------------
                                 Commission Expires:  7/2/05
                                                    --------------------------
                                 County of Residence: Franklin
                                                     ------------------------




         This instrument prepared by: Charles H. McCreary III, Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215-4291.

                                   EXHIBIT "A"





Tax Parcel ID # _______________________